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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AGILENT TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Agilent Technologies, Inc. 5301 Stevens Creek Blvd. Santa Clara, California 95051 William P. Sullivan President and Chief Executive Officer

January 2007

To our Stockholders:

        I am pleased to invite you to attend the annual meeting of stockholders of Agilent Technologies, Inc. ("Agilent") to be held on Tuesday, February 27, 2007, at 10 a.m. at the South San Francisco Conference Center located at 255 South Airport Boulevard, South San Francisco, California (U.S.A.). Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        We have also enclosed a proxy card and a return envelope for you to record your vote.

        If you are unable to attend the annual meeting in person, you may participate through the web or by telephone. To participate in the live webcast, log on at http://investor.agilent.com and select the link for the webcast in the "News & Events" section of the site. To listen by telephone, please call 800-599-9795 (international callers should dial 617-786-2905). The meeting passcode is 63528849. The webcast will begin at 10 a.m. and will remain on the company website for one year. You cannot record your vote on this website or at this phone number.

        Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

        Thank you for your ongoing support of, and continued interest in, Agilent.

Sincerely,

        Admission to the annual meeting will be limited to stockholders. Please note that an admission ticket and picture identification will be required to enter the annual meeting. Each stockholder will be entitled to bring a guest to the annual meeting. For stockholders of record, an admission ticket is printed on the back cover of these proxy materials. An individual arriving without an admission ticket will not be admitted unless it can be verified that the individual was an Agilent stockholder as of the record date. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting. Agilent reserves the right to inspect any persons or items prior to their admission to the annual meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the meeting.

2007 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
TABLE OF CONTENTS

AGILENT TECHNOLOGIES, INC.

5301 Stevens Creek Blvd.
Santa Clara, California 95051
(408) 553-2424

Notice of Annual Meeting of Stockholders

TIME	10:00 a.m. on Tuesday, February 27, 2007
PLACE	South San Francisco Conference Center South San Francisco, California (U.S.A.)
ITEMS OF BUSINESS	(1) To elect directors to a 3-year term.
(2) To ratify the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm.
(3) To consider such other business as may properly come before the annual meeting.
RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a stockholder at the close of business on Tuesday, January 2, 2007.
ANNUAL MEETING ADMISSION	Two cut-out admission tickets are printed on the back cover of these proxy materials. Please contact Agilent's Investor Relations Department at our headquarters if you need additional tickets.
The annual meeting will begin promptly at 10 a.m. Limited seating is available on a first come, first served basis.
VOTING BY PROXY
Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

By Order of the Board,

D. CRAIG NORDLUND
Senior Vice President, General Counsel and Secretary

This proxy statement and the accompanying proxy card are being distributed on or about January 12, 2007.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
Agilent's Board of Directors (the "Board") is providing these proxy materials for you in connection with Agilent's annual meeting of stockholders, which will take place on February 27, 2007. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:
What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information. Agilent's 2007 Annual Report, audited financial statements, proxy card and return envelope are also enclosed.

Q:
What proposals will be voted on at the annual meeting?

A:
There are two proposals scheduled to be voted on at the annual meeting:

•
the election of directors for a 3-year term; and

•
the ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm.

Q:
What is the Agilent Board's voting recommendation?

A:
Agilent's Board recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm.

Q:
What shares owned by me can be voted?

A:
All shares owned by you as of the close of business on January 2, 2007 (the "Record Date") may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record, including shares purchased through the Agilent Technologies, Inc. 1999 Stock Plan ("Stock Plan") and the Agilent Technologies, Inc. Employee Stock Purchase Plan, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or held for your account by the Agilent Technologies, Inc. 401(k) Plan ("401(k) Plan").

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most stockholders of Agilent hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

      Stockholder of Record

  If your shares are registered directly in your name with Agilent's transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by Agilent. As the stockholder of record, you have the right to grant your voting proxy directly to Agilent or to vote in person at the annual meeting. Agilent has enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading "How can I vote my shares without attending the annual meeting?"

      Beneficial Owner

  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name", and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also vote by Internet or by telephone, as described below under "How can I vote my shares without attending the annual meeting?"

Q:
How can I vote my shares in person at the annual meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring your admission ticket and the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, Agilent recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

  Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:
How can I vote my shares without attending the annual meeting?

A:
Whether you hold your shares directly as the stockholder of record or beneficially in "street name", you may direct your vote without attending the annual meeting by voting (1) on the Internet, (2) on the telephone or (3) by completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for more detailed instructions.

Q:
Can I change my vote?

A:
You may change your voting instructions at any time prior to the vote at the annual meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions) or by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:
How are votes counted?

A:
In the election of directors, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, your vote may be cast "FOR" or, "AGAINST" or you may "ABSTAIN". If you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Any undirected shares that you hold in the 401(k) Plan will be voted in proportion to the way the other 401(k) Plan stockholders vote their 401(k) Plan shares.

Q:
What is the voting requirement to approve each of the proposals?

A:
In the election for directors, the three persons receiving the highest number of "FOR" votes will be elected. However, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") shall promptly tender his or her resignation following certification of the stockholder vote. The affirmative vote of a majority of those shares present and entitled to vote is required to approve the ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If you are a beneficial owner of Agilent shares and do not provide the stockholder of record with voting instructions, your beneficially owned shares may constitute broker non-votes, as described in "What is the quorum requirement for the annual meeting?" in the section entitled "Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals" located at the end of this proxy statement. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
How can I obtain an admission ticket for the annual meeting?

A:
An admission ticket is printed on the back cover of these proxy materials.

Q:
Where can I find the voting results of the annual meeting?

A:
Agilent will announce preliminary voting results at the annual meeting and publish final results in Agilent's quarterly report on Form 10-Q for the second quarter of fiscal 2007.

BOARD STRUCTURE AND COMPENSATION

        The Board is divided into three classes serving staggered three-year terms. The Board has nine directors and the following four committees: (1) Audit and Finance, (2) Compensation, (3) Nominating/Corporate Governance and (4) Executive. The number of Directors is currently fixed at nine.

        The fiscal year for the Board begins March 1 of each year. The membership during the 2006 Agilent fiscal year and the function of each committee is described below. During the 2006 Agilent fiscal year, the Board held seven meetings. The Audit and Finance, Nominating/Corporate Governance, Compensation and Executive Committees held thirteen, three, five and one meetings, respectively. Each director attended at least 75% of the aggregate number of Board and applicable committee meetings held when the director was serving on the Board, with the exception of Mr. Clark who attended one of the two Compensation Committee meetings held after his election to that committee (50%).

Name of Director	Audit and Finance		Compensation		Nominating		Executive

Non-Employee Directors:
Paul N. Clark(1)			X		X
James G. Cullen(2)					X	*	X	*
Robert J. Herbold(3)	X				X
Walter B. Hewlett(4)			X		X
Robert L. Joss(5)	X				X
Koh Boon Hwee(6)			X		X
Heidi Kunz(7)	X	*			X
David M. Lawrence, M.D(8)			X	*	X
A. Barry Rand(9)			X		X
Employee Directors:
William P. Sullivan(10)							X

X = Committee member; * = Chairperson

(1)
Mr. Clark has served as a director since May 2006.

(2)
Mr. Cullen has served as a director since April 2000 and as the Non-Executive Chairman of the Board since March 1, 2005.

(3)
Mr. Herbold has served as a director since June 2000.

(4)
Mr. Hewlett served as a director from July 1999 to March 2006. He served on the Compensation Committee and the Nominating/Corporate Governance Committee until March 2006.

(5)
Mr. Joss has served as a director since July 2003.

(6)
Mr. Koh has served as a director since May 2003.

(7)
Ms. Kunz has served as a director since February 2000.

(8)
Dr. Lawrence has served as a director since July 1999 and as the Lead Independent Director from March 2003 until March 1, 2005.

(9)
Mr. Rand has served as a director since November 2000.

(10)
Mr. Sullivan has served as a director since March 1, 2005.

Audit and Finance Committee

The Audit and Finance Committee is responsible for the oversight of the quality and integrity of Agilent's consolidated financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. In discharging its duties, the Audit and Finance Committee is expected to:

  •
  have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent registered public accounting firm;

  •
  review and approve the scope of the annual internal and external audit;

  •
  review and pre-approve the engagement of Agilent's independent registered public accounting firm to perform audit and non-audit services and the related fees;

  •
  meet independently with Agilent's internal auditing staff, independent registered public accounting firm and senior management;

  •
  review the adequacy and effectiveness of the system of internal control over financial reporting and any significant changes in internal control over financial reporting;

  •
  review Agilent's consolidated financial statements and disclosures including "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's reports on Form 10-K or 10-Q;

  •
  establish and oversee procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

  •
  review funding and investment policies, implementation of funding policies and investment performance of Agilent's benefit plans;

  •
  monitor compliance with Agilent's standards of business conduct; and

  •
  review disclosures from Agilent's independent registered public accounting firm regarding Independence Standards Board Standard No. 1.

Compensation Committee

The Compensation Committee reviews the performance of Agilent's elected officers and other key employees and determines, approves and reports to the Board on the elements of their compensation, including total cash compensation and long-term equity based incentives. In addition, the Compensation Committee:

  •
  approves and monitors Agilent's benefit plan offerings;

  •
  supervises and oversees the administration of Agilent's incentive compensation, variable pay and stock programs;

  •
  recommends to the Board the annual retainer fee as well as other compensation for non-employee directors; and

  •
  has sole authority to retain and terminate executive compensation consultants.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee proposes a slate of directors for election by Agilent's stockholders at each annual meeting and appoints candidates to fill any vacancies on the Board. It is also responsible for approving management succession plans, determining the appropriate

Board size and committee structure and developing and reviewing corporate governance principles applicable to Agilent. During fiscal year 2006, the Committee met three times. Each of the members of the Committee meets the definition of "independence" set forth in the NYSE's corporate governance listing standards.

The Nominating/Corporate Governance Committee will consider candidates recommended for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled "Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals" located at the end of this proxy statement. Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Committee.

Agilent hires Egon Zehnder International, a search firm, to help identify and facilitate the screening and interview process of candidates for director. To be considered by the Committee, a director nominee must have:

  •
  experience as a Board member or senior officer of a Fortune 200 or equivalent company or have achieved national prominence in an academic, government or other relevant field;

  •
  breadth of experience;

  •
  soundness of judgment;

  •
  the ability to make independent, analytical inquiries;

  •
  the willingness and ability to devote the time required to perform Board activities adequately; and

  •
  the ability to represent the total corporate interests of Agilent.

In addition to these minimum requirements, the Committee will also evaluate whether the candidate's skills are complementary to the existing Board members' skills and the Board's needs for operational, management, financial, international, technological or other expertise. The search firm screens the candidates, does reference checks, prepares a biography for each candidate for the Committee to review and helps set up interviews. The Committee and Agilent's Chief Executive Officer interview candidates that meet the criteria, and the Committee selects candidates that best suit the Board's needs. We do not use Egon Zehnder to evaluate current Board members.

Executive Committee

The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Committee has full authority to act on behalf of the Board, except that it cannot amend Agilent's Bylaws, recommend any action that requires the approval of the stockholders, fill vacancies on the Board or any Board committee, fix director compensation, amend or repeal any non-amendable or non-repealable resolution of the Board, declare a distribution to the stockholders except at rates determined by the Board, appoint other committees or take any action not permitted under Delaware law to be delegated to a committee.

Statement on Corporate Governance

Agilent has had formal corporate governance standards in place since the company's inception in 1999. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act"), the rules of the SEC and the NYSE's corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We have adopted charters for our Compensation Committee, Audit and Finance Committee and Nominating/Corporate Governance Committee consistent with the applicable rules and standards.

You can access our committee charters and standards of business conduct in the "Corporate Governance" section, which is on the left side of our web page at

www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attention: Investor Relations.

Majority Voting for Directors

As part of our continuing efforts to enhance corporate governance procedures, the Agilent Board of Directors has amended our Bylaws to provide for majority voting of directors regarding director elections. In an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall promptly tender his or her resignation following certification of the stockholder vote. The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating/Corporate Governance Committee's recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose their decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that Company press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Board Communications

Stockholders and other interested parties may communicate with the Board and Agilent's Non-Executive Chairman of the Board of Directors by filling out the form at "Contact Chairman" under "Corporate Governance" at http://investor.agilent.com or by writing to James G. Cullen, c/o Agilent Technologies, Inc., General Counsel, 5301 Stevens Creek Blvd., MS 1A-15, Santa Clara, California 95051. The General Counsel will perform a legal review in the normal discharge of his duties to insure that communications forwarded to the Non-Executive Chairman preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (the "Unrelated Items") will not be forwarded to the Non-Executive Chairman. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Non-Executive Chairman. Any communication that is relevant to the conduct of Agilent's business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Non-Executive Chairman and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence shall be shared with Agilent management and specifically instruct that any personal employee complaints be forwarded to Agilent's Human Resources Department. Agilent encourages, but does not require, its board members to attend the annual stockholders meeting. Last year, three of our directors attended the annual stockholders meeting.

Director Independence

Agilent adopted the following standards for director independence in compliance with the NYSE corporate governance listing standards:

1.    No director qualifies as "independent" unless the Board of Directors affirmatively determines that the director has no material relationship with Agilent or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Agilent). Agilent or any of its subsidiaries must identify which directors are independent and disclose the basis for that determination.

In addition, a director is not independent if:

2.    The director is, or has been within the last three years, an employee of Agilent or any of its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of Agilent or any of its subsidiaries.

3.    The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Agilent or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

4.    (A) The director or an immediate family member is a current partner of a firm that is the company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Agilent's or any of its subsidiaries' audit within that time.

5.    The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Agilent's or any of its subsidiaries' present executive officers at the same time serves or served on that company's compensation committee.

6.    The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Agilent or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

The Board determined that Paul N. Clark, James G. Cullen, Robert J. Herbold, Robert L. Joss, Koh Boon Hwee, Heidi Kunz, David M. Lawrence, M.D. and A. Barry Rand meet the aforementioned independence standards. As the Non-Executive Chairman of the Board, James G. Cullen was chosen to preside at the regularly-scheduled executive sessions of the non-management directors. William P. Sullivan does not meet the aforementioned independence standards because he is Agilent's current President, Chief Executive Officer and an employee of Agilent.

Agilent's non-employee directors meet at regularly scheduled executive sessions without management.

DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES

Director Compensation Arrangements

        The following table provides information on Agilent's compensation during the fiscal year ended October 31, 2006 for non-employee directors. Retainers are paid for the Board compensation plan year, which begins each March 1st. Directors who are employed by Agilent do not receive any compensation for their board activities.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL YEAR 2006
	Cash Payment(2)	Option Grant(3)	Deferred Shares Credit(4)

Annual Director Retainer(1)	$65,000	$65,000	$65,000
Additional Annual Non-Executive Board Chairman Retainer(5)	$195,000
One Time Initial Credit for Newly Appointed Director(6)			$130,000
Additional Retainer for Committee Chairs(7)	$10,000	$0	$0
(1)
Effective March 1, 2006, the non-employee directors receive annually (a) $65,000 in cash; (b) $65,000 in value of a stock option; and (c) $65,000 in value of deferred shares of Agilent common stock. Any newly appointed director receives $130,000 in value of deferred shares of Agilent common stock, pursuant to the 1999 Non-Employee Director Stock Plan. In 2006, the cash payment schedule was changed to be paid quarterly instead of annually. The stock options and the deferred shares also vest quarterly.

  All current directors except Mr. Clark served the entire 2006 fiscal year. Mr. Clark joined the Board of Directors on May 17, 2006.

(2)
The director's compensation plan year begins on March 1st. Therefore, in fiscal year 2006, $48,750 was paid out of the $65,000 in three installments, in March 2006, June 2006 and September 2006, to all directors with the exception of Mr. Clark. Mr. Clark's cash payment was prorated from his starting date of May 17, 2006 and therefore in fiscal year 2006, Mr. Clark received $35,037.67. Each director may elect to defer all or part of the cash component of his or her annual retainer and committee chair premium under a deferred compensation plan sponsored by Agilent Technologies, Inc. Any cash compensation that is deferred is converted into Agilent common stock.

(3)
Stock options were valued using the Black-Scholes methodology. Annual retainer grants were granted on November 15, 2005. The stock option vests quarterly over one year. Mr. Clark's option grant was prorated from his starting date of May 17, 2006 and he received $51,287.67 in value of a stock option.

(4)
The value of the deferred shares was calculated using the Black-Scholes methodology. The deferred shares vest quarterly, and the deferred shares payout occurs three years following the date of grant, unless further deferred by the director under the terms of the 2005 Deferred Compensation Plan for Non-Employee Directors.

(5)
Mr. Cullen has served as the Non-Executive Chairman of the Board since March 1, 2005.

(6)
Pursuant to the 1999 Non-Employee Director Stock Plan, as amended and restated effective as of November 1, 2005, Mr. Clark received a one-time credit of $130,000 in deferred shares in lieu of the annual $65,000 in deferred shares payment in fiscal year 2006, as he was a newly appointed director.

(7)
The Chairpersons of the Compensation Committee and the Audit and Finance Committee of the Board, provided they are not the Non-Executive Chairman of the Board of Directors, receive an additional $10,000 annual retainer fee, and the Chairperson of any other Board Committee, provided that he or she is not the Non-Executive Chairman of the Board of Directors, receives an additional $5,000 annual retainer fee. The Non-Executive Chairman of the Board of Directors is not eligible to receive any committee chair premiums. In fiscal year 2006, Ms. Kunz received $10,000 for chairing the Audit and Finance Committee and Dr. Lawrence received $10,000 for chairing the Compensation Committee. Mr. Cullen, the Non-Executive Chairman of the Board of Directors since March 1, 2005, chaired both the Nominating/Corporate Governance Committee and the Executive Committee and received no committee chair premiums.

Non-Employee Director Reimbursement Practice for Fiscal Year 2006

        Non-Employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

Stock Ownership Guidelines

        In 2005, the company adopted a policy that requires each director to own Agilent shares having a value of at least three times the annual cash retainer (currently $195,000). The shares counted toward ownership guidelines include shares owned outright and the shares of Agilent stock in the director's deferred compensation account. These ownership levels must be attained by the end of fiscal year 2009. Separately, company policy prohibits executive officers, members of the Board of Directors and other senior management employees from engaging in hedging strategies using puts, calls or other types of derivative securities based upon the value of Agilent stock.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Agilent's Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Agilent's bylaws, as amended, allow the Board to fix the number of directors by resolution. The number of directors is currently fixed at nine.

        The terms for three directors will expire at this 2007 annual meeting. When Paul N. Clark joined the Board in May 2006, he was originally appointed as a director with a term expiring in 2009. However, in the interest of balancing our director classes, the Agilent Board decided to place Mr. Clark into the class of directors whose terms expire at this meeting. The three nominees named below are the only individuals proposed for election to the Board at this 2007 annual meeting. Directors elected at the 2007 annual meeting will hold office for a three-year term expiring at the annual meeting in 2010 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of Agilent. Information regarding each of the nominees is provided below as of December 15, 2006. There are no family relationships among Agilent's executive officers and directors.

Nominees for Three Year Terms That Will Expire in 2010

Paul N. Clark Age 59	Mr. Clark has been a director of Agilent since May 2006. Mr. Clark has been the Chief Executive Officer and President of ICOS Corporation, a biotherapeutics company, since June 1999, and the Chairman of the Board of Directors of ICOS since February 2000. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, a health care products manufacturer, retiring from Abbott Laboratories as Executive Vice President and board member after serving previously as Vice President from 1984 to 1990 and Senior Vice President from 1990 to 1998. His previous experience included senior positions with Marion Laboratories, a pharmaceutical company, and Sandoz Pharmaceuticals (now Novartis Corporation), a pharmaceutical company.
James G. Cullen Age 64	Mr. Cullen has served as a director of Agilent since April 2000 and as the Non-Executive Chairman of the Board since March 2005. Mr. Cullen was President and Chief Operating Officer of Bell Atlantic Corporation (now known as Verizon) from 1997 to June 2000 and a member of the office of chairman from 1993 to June 2000. Prior to this appointment, Mr. Cullen was a President and Chief Executive Officer of the Telecom Group of Bell Atlantic from 1995 to 1997. Prior to the creation of Bell Atlantic on January 1, 1984, Mr. Cullen held management positions with New Jersey Bell from 1966 to 1981 and AT&T from 1981 to 1983. Mr. Cullen is a member of the board of directors of Johnson & Johnson, Prudential Financial, Inc. and Neustar, Inc.

Robert L. Joss Age 65	Mr. Joss has served as a director of Agilent since July 2003. Mr. Joss has served as the Dean of the Graduate School of Business of Stanford University since 1999. Prior to assuming this position, Mr. Joss was the Chief Executive Officer and Managing Director of Westpac Banking Corporation, one of Australia's largest banks, from 1993 to 1999. Before this position, from 1971 to 1993, Mr. Joss held a succession of positions as Senior Vice President, Executive Vice President and Vice Chairman of Wells Fargo Bank. He is a director of Wells Fargo & Co.

Agilent's Board recommends a vote FOR the election to the Board of each of the foregoing nominees.

        The Agilent directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or earlier in accordance with Agilent's Bylaws. Information regarding the business experience of each of such directors is provided below.

Directors Whose Terms Will Expire in 2008

Heidi Kunz Age 52	Ms. Kunz has been a director of Agilent since February 2000. Ms. Kunz has served as Executive Vice President and Chief Financial Officer of Blue Shield of California since September 2003. Ms. Kunz served as an Executive Vice President and the Chief Financial Officer of Gap, Inc. from 1999 to January 2003. Prior to assuming that position, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. from 1995 to 1999. From 1979 to 1995, Ms. Kunz held senior financial management positions at General Motors Corporation, including Vice President and Treasurer.
David M. Lawrence, M.D. Age 66	Dr. Lawrence has been a director of Agilent since July 1999. Dr. Lawrence served as Chairman of the Board from 1992 to May 2002 and Chief Executive Officer from 1991 to May 2002 of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals. From May 2002 to December 2002, he served as Chairman Emeritus of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals. He held a number of management positions with these organizations prior to assuming these positions, including Vice Chairman of the Board and Chief Operating Officer. Dr. Lawrence is a director of McKesson Corporation, Raffles Medical Group, Inc. and Dynavax Technologies Corporation.
A. Barry Rand Age 62	Mr. Rand has been a director of Agilent since November 2000. Mr. Rand served as Chairman and Chief Executive Officer of Equitant from February 2003 to April 2005 and as Non-Executive Chairman of Aspect Communications from February 2003 to October 2005. Mr. Rand was the Chairman and Chief Executive Officer of Avis Group Holdings, Inc. from November 1999 to April 2001, and continues to hold the title of Chairman Emeritus. Prior to joining Avis Group, Mr. Rand was Executive Vice President, Worldwide Operations, for Xerox Corporation from 1992 to 1999. Mr. Rand is a member of the board of directors of Campbell Soup Company and is Chairman of the Board of Trustees of Howard University. Mr. Rand holds a MBA from Stanford University where he also was a Stanford Sloan Executive Fellow. Mr. Rand holds several honorary doctorate degrees.

Directors Whose Terms Will Expire in 2009

William P. Sullivan Age 56	Mr. Sullivan has served as Agilent's President, Chief Executive Officer and a director since March 2005. Before being named Agilent's Chief Executive Officer, Mr. Sullivan served as Executive Vice President and Chief Operating Officer from March 2002 to March 2005. In that capacity, he shared the responsibilities of the president's office with Agilent's former President and Chief Executive Officer, Edward W. Barnholt. Mr. Sullivan also had overall responsibility for Agilent's Electronic Products and Solutions Group, the company's largest business group. Prior to assuming that position, Mr. Sullivan served as our Senior Vice President, Semiconductor Products Group from August 1999 to March 2002. Before that, Mr. Sullivan held various management positions at Hewlett-Packard. Mr. Sullivan serves on the Board of URS Corporation as well as the Children's Discovery Museum in San Jose, California.
Robert J. Herbold Age 64	Mr. Herbold has been a director of Agilent since June 2000. He was an Executive Vice President and Chief Operating Officer of Microsoft Corporation from 1994 to April 2001 and served as an Executive Vice President (part-time) of Microsoft Corporation until June 2003. Prior to joining Microsoft, Mr. Herbold was employed by The Procter & Gamble Company for twenty-six years, and served as a Senior Vice President at The Procter & Gamble Company from 1990 to 1994. Mr. Herbold is a director of First Mutual Bank and ICOS Corporation. He is the Managing Director of the consulting firm The Herbold Group, LLC, and is a member of the President's Council of Advisors on Science and Technology.
Koh Boon Hwee Age 56	Mr. Koh has served as a director of Agilent since May 2003. Mr. Koh has been a director of MediaRing Ltd. from April 1998 and Executive Director from February 2003. He has also served as a director of Sunningdale Tech Ltd. from April 2003 and Chairman from July 2005. He is currently Chairman of DBS Group Holdings Ltd. (from January 2006). Prior to his current position, Mr. Koh was Chairman of Singapore Airlines from July 2001 to December 2005 and Chairman of Singapore Telecom from April 1992 to August 2001. Mr. Koh spent fourteen years with Hewlett-Packard Company in its Asia Pacific region.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm to audit its consolidated financial statements for the 2007 fiscal year. During the 2006 fiscal year, PricewaterhouseCoopers LLP served as Agilent's independent registered public accounting firm and also provided certain tax and other non-audit services. Although Agilent is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

        Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Agilent's Board recommends a vote FOR the ratification of the
Audit and Finance Committee's appointment of
PricewaterhouseCoopers LLP as Agilent's Independent Registered Public Accounting Firm.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of December 15, 2006, concerning:

  •
  the beneficial ownership of Agilent's common stock by each director and each of the executive officers named in the Summary Compensation Table herein; and

  •
  the beneficial ownership of Agilent's common stock by all directors and executive officers as a group.

        There are no beneficial owners known to Agilent who hold 5% or more of Agilent's common stock. The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of February 13, 2007, 60 days after December 15, 2006, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Shares of Agilent Common Stock Beneficially Owned
Name of Beneficial Owner
	Number	Nature(1)	Percentage(2)
William P. Sullivan	11,866	Direct
	1,208,988	Vested Options

	1,220,854		*
Patrick J. Byrne	9,174	Direct
	361,113	Vested Options

	370,287		*
Paul N. Clark	5,884	Direct(3)
	2,117	Vested Options

	8,001		*
James G. Cullen	25,696	Direct(4)
	48,049	Vested Options
	3,000	Indirect(5)

	76,745		*
Adrian T. Dillon	79,388	Direct
	585,453	Vested Options

	664,841		*
Robert J. Herbold	6,965	Direct(6)
	44,634	Vested Options

	51,599		*
Robert L. Joss	11,030	Direct(7)
	38,731	Vested Options

	49,761		*

Koh Boon Hwee	8,840	Direct(8)
	51,275	Vested Options

	60,115		*
Heidi Kunz	10,897	Direct(9)
	45,238	Vested Options

	56,135		*
David M. Lawrence, M.D.	12,199	Direct(10)
	84,154	Vested Options
	5,069	Indirect(11)

	101,422		*
D. Craig Nordlund	29,506	Direct
	487,605	Vested Options
	114	Indirect(12)

	517,225		*
A. Barry Rand	10,004	Direct(13)
	49,486	Vested Options

	59,490		*
Christopher van Ingen	9,082	Direct
	496,796	Vested Options

	505,878		*
All current directors and executive officers as a group (15 persons)	4,230,788		1.0%

*
Represents holdings of less than one percent.

(1)
"Vested Options" means options that may be exercised as of February 13, 2007.

(2)
Percentage ownership is calculated based upon 407,110,959 shares of Agilent common stock outstanding on December 15, 2006.

(3)
Includes 5,120.0 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Clark has voting power.

(4)
Includes 23,696.1 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Cullen has voting power.

(5)
Consists of shares held by Mr. Cullen's Family Limited Partnership.

(6)
Includes 1,964.8 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Herbold has voting power.

(7)
Includes 8,839.6 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Joss has voting power.

(8)
Includes 8,839.6 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Koh has voting power.

(9)
Includes 9,897.3 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Ms. Kunz has voting power.

(10)
Includes 10,676.7 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Dr. Lawrence has voting power.

(11)
Consists of shares held for the benefit of Dr. Lawrence's children in the Lawrence 2000 Irrevocable Trust of which Dr. Lawrence and his spouse are the trustees.

(12)
Consists of 38 shares held by Mr. Nordlund's oldest daughter and 76 shares total for which Mr. Nordlund is the custodian for his second daughter and son.

(13)
Includes 4,390.2 shares held by Mellon Trust under Agilent's Deferred Compensation Plan for Non-Employee Directors for which Mr. Rand has voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Agilent's directors, executive officers and holders of more than 10% of Agilent common stock to file reports with the SEC regarding their ownership and changes in ownership of Agilent stock. Agilent believes that during the 2006 fiscal year, its executive officers, directors and holders of 10% or more of our common stock complied with all Section 16(a) filing requirements. In making these statements, Agilent has relied upon examination of copies of Forms 3, 4 and 5 provided to Agilent and the written representations of its directors and officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain compensation information for Agilent's Chief Executive Officer, and the four other most highly compensated executive officers of Agilent, as determined on the basis of salary and bonus as of the fiscal year ended October 31, 2006 (the "Named Executive Officers"). All information set forth in this table reflects compensation earned by the Named Executive Officers for services with Agilent for the fiscal year ended October 31, 2006 as well as their compensation for each of the fiscal years ending October 31, 2005 and October 31, 2004.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Comp ($)(2)	Securities Underlying Options(#)	All Other Compensation ($)(3)
William P. Sullivan President and Chief Executive Officer	2006 2005 2004	906,247 783,333 637,500	1,139,953 773,083 601,562	— — —	213,600 149,000 85,000	8,800 8,400 8,200
Adrian T. Dillon Executive Vice President, Finance and Administration, Chief Financial Officer	2006 2005 2004	687,500 650,000 650,000	588,182 459,640 526,361	531,250 557,500 569,375	108,000 80,000 54,000	8,800 8,400 8,200
Patrick J. Byrne Senior Vice President, Electronics Measurement Group	2006 2005 2004	472,500 379,251 347,004	373,329 249,763 189,308		94,500 48,000 75,000	8,800 8,400 8,200
Christopher van Ingen Senior Vice President, Life Science and Chemical Analysis	2006 2005 2004	437,500 400,000 396,250	227,839 241,266 333,132		85,000 73,500 40,000	8,800 8,400 8,200
D. Craig Nordlund Senior Vice President, General Counsel and Secretary	2006 2005 2004	425,000 425,000 425,000	247,632 257,603 245,833	— —	33,200 28,500 23,000	8,800 8,400 8,200

(1)
This column reflects the payments under the Agilent Performance-Based Compensation Plan described under "Report of the Compensation Committee of the Board on Executive Compensation".

(2)
For the fiscal year 2006, the amount reported in this column for Mr. Dillon reflects $500,000 of loan forgiveness and $31,250 of interest, calculated at the applicable market rate of 6.25% per annum which would have been payable on the then-outstanding $500,000 loan from Agilent to Mr. Dillon had the loan not been interest free. For the fiscal year 2005, the amount reported in this column for Mr. Dillon reflects $500,000 of loan forgiveness and $57,500 of interest, calculated at the applicable market rate of 5.75% per annum which would have been payable on the then-outstanding $1,000,000 loan from Agilent to Mr. Dillon had the loan not been interest free. For the fiscal year 2004, the amount reported in this column for Mr. Dillon reflects $500,000 of loan forgiveness and $69,375 of interest, calculated at the applicable market rate of 4.625% per annum which would have been payable on the then-outstanding $1,500,000 loan from Agilent to Mr. Dillon had the loan not been interest free. See "Certain Relationships and Related Transactions".

(3)
Amounts disclosed in this column include payment of Agilent's contributions under the Agilent Technologies, Inc. 401(k) Plan. In fiscal year 2006, Agilent made a 401(k) matching contribution of $8,800 on behalf of each of Messrs. Sullivan, Dillon, Byrne, van Ingen and Nordlund.

Option/SAR Grants in Last Fiscal Year

        The following table shows all grants of options to acquire shares of Agilent common stock granted to each of the Named Executive Officers during the fiscal year ended October 31, 2006.

	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Agilent Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
			Exercise or Base Price ($/Share) (2)
Name				Expiration Date
					5%(3)	10%(3)
William P. Sullivan	213,600	2.97%	34.69	Nov. 2015	4,659,973	11,809,287
Adrian T. Dillon	108,000	1.50%	34.69	Nov. 2015	2,356,166	5,970,988
Patrick Byrne	94,500	1.31%	34.69	Nov. 2015	2,061,646	5,224,615
Christopher van Ingen	85,000	1.18%	34.69	Nov. 2015	1,854,390	4,699,389
D. Craig Nordlund	32,200	0.45%	34.69	Nov. 2015	702,487	1,780,239

(1)
Options to purchase common stock are exercisable in the following increments:

  (a)  25% of the total number of shares underlying the option award is available for exercise upon the first anniversary of the grant date;

  (b)  50% of the total number of shares underlying the option award is available for exercise on the second anniversary of the grant date;

  (c)  75% of the total number of shares underlying the option award is available for exercise on the third anniversary of the grant date; and

  (d)  100% of the total number of shares underlying the option award is available for exercise on the fourth anniversary of the grant date.

(2)
The options were granted at an exercise price equal to the fair market value of Agilent common stock on the grant date, calculated as the average of the high and low market price on that date.

(3)
Potential realizable value provided herein assumes that the value of the common stock appreciates at the rate shown (compounded annually) from the grant date until the option expiration date. The potential realizable value provided herein is calculated on the basis of SEC requirements and does not represent the growth of the future stock price estimated by Agilent.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

        The following table shows aggregate exercises of options to purchase Agilent's common stock in the fiscal year ended October 31, 2006 by each of the Named Executive Officers.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)
	Shares Acquired on Exercise (#)				Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End ($)(1)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William P. Sullivan(2)	2,168	2,298	982,238	430,350	8,370,863	3,042,668
Adrian T. Dillon	0	0	434,500	257,500	5,711,540	2,235,240
Patrick Byrne	0	0	271,998	185,500	2,473,111	971,790
Christopher van Ingen(3)	543	500	392,203	191,375	3,732,632	1,500,299
D. Craig Nordlund(4)	46,940	550,201	418,150	91,075	3,207,171	858,856

(1)
The value of unexercised Agilent options is based on the difference between the exercise price and the average of the high and low market of Agilent common stock on October 31, 2006 of $35.39.

(2)
The option that Mr. Sullivan exercised was due to expire on November 20, 2006.

(3)
The option that Mr. van Ingen exercised was due to expire on November 20, 2006.

(4)
One of the two options Mr. Nordlund exercised was due to expire on November 20, 2006.

Long-Term Incentive Plan Awards in Last Fiscal Year

        Effective November 1, 2003, the Compensation Committee established the Long-Term Performance Program (the "LTP Program"), which was applicable only to Agilent's executive officers at that time. The objective of the LTP Program was to motivate and reward Agilent's executive officers to produce results that increase stockholder value and to encourage individual and team behavior that helps Agilent achieve both short-term and long-term company objectives. Effective November 1, 2005, the LTP Program was extended to other key employees. For the three-year performance period ending October 31, 2008 no award of performance shares will be paid at the end of the performance period unless Agilent achieves at least the 25th percentile in total stockholder return (as defined in the LTP Program), as compared to a peer group of 66 other companies in the S&P 500 Information Technology Index, minus that index's Software Services component and the S&P 500 Health Care Equipment sector. If Agilent's total stockholder return is at the 25th percentile, the threshold award will be earned. At the 50th percentile 100% of the target award will be earned, and at the 75th percentile and above the maximum award of 200% of target will be earned. The following table sets forth estimates of the possible future payouts to each of the named executive officers under the LTP Program. There can be no assurance that the estimated future payouts shown in this table will be achieved or, if they are achieved, at what level they will be achieved.

			Estimated Future Payouts(1)
Name		Performance or Other Period Until Maturation or Payout(3)
	Number of Shares(2)		Threshold (#)	Target (#)	Maximum (#)
William P. Sullivan	71,200	10/31/08	17,800	71,200	142,400
Adrian T. Dillon	36,000	10/31/08	9,000	36,000	72,000
Patrick J. Byrne	31,500	10/31/08	7,875	31,500	63,000
Christopher van Ingen	28,350	10/31/08	7,088	28,350	56,700
D. Craig Nordlund	11,000	10/31/08	2,750	11,000	22,000

(1)
Payouts will be in shares of Agilent common stock based on relative performance as described above. Estimated individual future payouts are number of shares ranging from the threshold amounts, if Agilent's performance in both measures is at the 25th percentile, up to the maximum amounts, if the plan goals are substantially exceeded.

(2)
Represents performance shares granted based on performance at the target.

(3)
Performance is measured over a three-year period beginning November 1, 2005.

Pension Plans

        The following table shows the estimated annual benefits payable on retirement to Agilent's eligible employees in the U.S. under the Agilent Technologies, Inc. Deferred Profit Sharing Plan (the "Deferred Profit Sharing Plan"), Agilent's Retirement Plan (the "Retirement Plan") and Agilent's Excess Benefit Retirement Plan (the "Excess Benefit Plan"). To calculate the number of years of an eligible employee's service, the pension plans bridge each eligible employee's service, if any, with Hewlett-Packard Company to that eligible employee's service with Agilent.

ESTIMATED ANNUAL U.S. RETIREMENT BENEFITS

	Years of Service
Highest 5 Year Average Compensation
	5	10	15	20	25	30
$400,000	$28,391	$56,782	$85,173	$113,565	$141,956	$170,347
500,000	35,891	71,782	107,673	143,565	179,456	215,347
600,000	43,391	86,782	130,173	173,565	216,956	260,347
700,000	50,891	101,782	152,673	203,565	254,456	305,347
800,000	58,391	116,782	175,173	233,565	291,956	350,347
900,000	65,891	131,782	197,673	263,565	329,456	395,347
1,000,000	73,391	146,782	220,173	293,565	366,956	440,347

        For fiscal year 2006, benefits exceeding $175,000 will be paid pursuant to the Excess Benefit Plan. No more than $220,000 (as adjusted from time to time by the U.S. Internal Revenue Service) of eligible compensation may be taken into account in calculating benefits payable under the Retirement Plan or the Deferred Plan. Benefits attributable to annual earnings over $220,000 are payable under the Excess Benefit Plan. Benefits payable under the Excess Benefit Plan are available in a lump sum or 5 annual installments.

        The covered compensation for each of the Named Executive Officers Messrs. Sullivan, Dillon, Byrne, van Ingen and Nordlund is the highest five-year average of base pay for such Named Executive Officer.

        The Named Executive Officers, Messrs. Sullivan, Dillon, Byrne, van Ingen and Nordlund, have been credited with the following years of service as of October 31, 2006: Mr. Sullivan, 30 years; Mr. Dillon, 5 years; Mr. Byrne 23 years; Mr. van Ingen, 29 years; Nordlund, 30 years. Retirement benefits shown are expressed as a single life annuity at age 65 and reflect the maximum offset currently in effect under Section 401(l) of the Code, taking into account the employer contributions to Social Security. For purposes of calculating the benefit, an employee cannot be credited with more than 30 years of service. Benefits under the Retirement Plan are payable in the form of a single life annuity, a qualified joint and survivor annuity or a lump sum.

Certain Relationships and Related Transactions

        On February 5, 2002, Agilent made a relocation loan to Mr. Adrian T. Dillon, Executive Vice President and Chief Financial Officer, as part of the employment package required to induce Mr. Dillon to join Agilent and move from Cleveland, Ohio to the San Francisco Bay Area. In place of a standard relocation bonus, Agilent provided a loan of $2.5 million to be used for the purchase of a home. Provided that Mr. Dillon remains at Agilent, the loan will continue to be forgiven over a five-year period at 20% per year. The loan is secured by a deed of trust on the house. The unforgiven portion of the note plus 10% per annum interest will be due in full (i) upon insolvency of Mr. Dillon, (ii) upon any transfer of the property without the prior written consent of Agilent, (iii) within three months of termination of employment for any reason and (iv) within one year following the death of Mr. Dillon. If the amount due is not paid within five days of the due date, at the option of Agilent, the unforgiven portion shall begin to accrue interest equal to 15% per annum. In accordance with the Sarbanes-Oxley Act, Agilent will not materially modify or renew this loan and, in the future, will not provide any new loans to its executive officers as required under the Sarbanes-Oxley Act.

Termination of Employment and Change-in-Control Arrangements

        Each of Messrs. Sullivan, Dillon, Byrne, van Ingen and Nordlund, and one other executive officer has signed a Change of Control Severance Agreement. Under these agreements, in the event that within 24 months of a change of control of Agilent, Agilent or its successor terminates the employment of such an executive without cause or an event constituting good reason occurs and the executive resigns within 3 months of such an event, the executive (other than Mr. Sullivan) will be entitled to: (i) two times, or solely with respect to the CEO, three times, the sum of such executive's base salary and target bonus, (ii) payment of COBRA continuation premiums for up to 18 months, (iii) full vesting of all outstanding options and any restricted stock awards and (iv) a prorated portion of any bonus. To the extent that the payment of these benefits had triggered the excise tax under Section 4999 of the Code or any comparable federal, state, local or foreign excise tax, Agilent would have paid an additional amount to cover all additional tax liability arising from the application of such excise tax.

        In exchange for such consideration, each executive has agreed (i) to execute a release of all of the executive's rights and claims relating to his or her employment, (ii) not to solicit any of Agilent's or its successor's employees for 2 years and (iii) not to compete for 1 year with up to 15 competitors of Agilent or its successor, as determined by Agilent or its successor.

        In addition, in the event of a change of control, participants in the LTP Program would receive at the earlier of the end of the performance period or termination of the program an LTP Program payout equivalent to the greater of the target award or the accrued amount of the payout, prorated for the amount of time elapsed during the first twelve months of the performance period.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD ON EXECUTIVE COMPENSATION

Agilent's executive compensation program is administered by the Compensation Committee of the Board (the "Compensation Committee"). The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the elected corporate officers. The Compensation Committee has furnished the following report on executive compensation for fiscal year 2006. The Compensation Committee convened five times during the fiscal year. Management were present at all meetings, with the exception of executive sessions, which were held at every meeting. At some of the meetings an external consultant was also present.

Compensation Philosophy

The goal of the executive compensation program is to provide a total compensation package composed of cash, equity and benefits which will attract, motivate and retain talented executives responsible for the success of Agilent. The total package reflects Agilent's Pay for Performance philosophy and is designed to inspire and reward according to the performance of executives, business organizations and Agilent.

Executive Compensation Practices

Each year the Compensation Committee reviews and selects a group of high technology public companies with approximately the same revenue size as Agilent to use for benchmarking Agilent executive compensation. The Compensation Committee uses an independent compensation consultant to develop the information and recommend the appropriate ranges for each component, so the overall levels are aligned with Agilent's pay philosophy for each of the named executives. In this year the peer group for comparisons was changed; the new peer group is based on 66 companies in the S&P Information Technology sector excluding the Software and Services group, plus the S&P Healthcare Equipment group. The Compensation Committee's practice is to target direct compensation levels for Agilent's executives at the 50th to the 75th percentile of surveyed companies in both the mix of elements and total value. Total direct compensation includes base pay, short-term bonus and long-term incentive grant value. Performance is measured against the following factors, which may vary as required by business conditions:

  •
  long and short term strategic goals;

  •
  revenue, profit, and return on invested capital goals;

  •
  customer satisfaction and winning in our markets;

  •
  growth and new business creation;

  •
  total stockholder return;

  •
  the development of strong leadership and accountability throughout Agilent; and

  •
  the fostering of innovation, teamwork and core Agilent values.

In setting the goals and measuring an executive's performance against those goals, Agilent considers the performance of its competitors and general economic and market conditions. The Compensation Committee recognizes that the relative importance of some factors included in Agilent's strategic and business goals can be affected by changes to Agilent's operations, specific business challenges and changing economic and marketplace conditions.

Components of Executive Compensation

The compensation program for executive officers consists of the following four components:

  •
  base pay;

  •
  short-term incentives;

  •
  long-term incentives; and

  •
  benefits.

Base Pay

The salary for each executive officer is established each year based on a salary range that corresponds to the competitive market, job responsibilities and overall individual job performance. During fiscal year 2006, salaries for the named executives remained constant. The Compensation Committee believes that current salaries for these positions generally approximate competitive levels.

Short-Term Incentive

Agilent's pay-for-performance philosophy ensures that short-term incentive compensation follows achievement of business-specific goals. The Agilent Technologies, Inc. Performance-Based Compensation Plan for Covered Employees ("Performance-Based Compensation Plan") provides for cash bonuses to be paid semi-annually when performance targets are achieved. During fiscal year 2006, the executive officers participated in the Performance-Based Compensation Plan. Actual bonuses paid to executive officers in 2006 were based on the extent to which return on invested capital goals established for each six-month performance period were achieved. The maximum short-term incentive payout possible for 2006 was 200% of individual target awards, and the minimum payout was zero. Individual target awards for the named executive officers ranged from 60% to 110% of salary. The actual percent of salary achieved by the named executives ranged from 52% to 126% over the two six-month performance periods in 2006.

Long-Term Incentives

The long-term incentive program is designed to encourage creation of long-term value for our stockholders, retain qualified key employees, and build equity ownership among executives. Agilent's long-term incentive program utilizes a combination of stock options and long-term performance shares, both of which are a critical component of Agilent's efforts to attract and retain executive officers whose contributions are necessary for the company's future success.

Executive officers received 50% of the annualized target grant value in the form of a non-qualified stock option and 50% in performance shares. Both the 2006 stock option grants and performance share grants were made under the shareholder-approved 1999 Stock Plan. In all cases, annualized long-term grant values were recommended by position, based on ranges set to approximate the 50th percentile of peer companies.

Stock options have always been used as one of Agilent's long-term incentive vehicles and provide value only if Agilent's stock price increases (which benefits all stockholders), and only if the employee remains with Agilent until his or her options vest. Each stock option grant allows the recipient to acquire shares of Agilent's common stock, subject to the completion of a four-year installment vesting period. These options may be exercised at a fixed price per share (the market price on the grant date) over a ten-year period.

Agilent introduced a performance share program in fiscal year 2004 for the executive officers. Performance shares will be granted annually and may be earned at the end of overlapping three-year performance cycles from zero to 200% of target grants, contingent upon Agilent's business performance being higher than the 25th percentile of peer companies. For the performance cycles that commenced in fiscal years 2004 and 2005, the Compensation Committee approved two relative measures for determining earned performance shares, Total Shareholder Return and Size-Adjusted Growth in Earnings. Beginning in fiscal year 2006 the Compensation Committee approved moving from two relative measures to one relative measure, Total Shareholder Return. The peer companies used for performance comparisons are those comprising the S&P Information Technology index, excluding both the Software and Services group and the S&P Healthcare Equipment group. Their business models and compensation practices vary from that of Agilent and the other peer companies selected.

Benefits

The global benefits philosophy provides employees protection from catastrophic events and offers health and welfare benefits in the given country in which Agilent operates. Where applicable, employees are responsible for managing benefit choices, balancing their own level of risk and return. During fiscal year 2006, Agilent offered medical and other benefits to its executives that are generally available to other Agilent employees. Executive officers also have company-paid financial counseling and depending upon salary levels are eligible to voluntarily defer base salary, short-term incentives and performance shares. Deferrals of base salary and short-term incentives are credited with returns based on the investment choices available under Agilent's 401(k) plan, except for Agilent stock. Performance shares are deferred in the form of Agilent common stock only.

Policy Regarding Compensation in Excess of $1 Million a Year

Section 162(m) of the Internal Revenue Code ("the Code") generally disallows a tax deduction for compensation in excess of $1 million paid to Agilent's Named Executive Officers. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is "performance based" as defined in Section 162(m) of the Code. The Compensation Committee considers the net cost to Agilent, and its ability to effectively administer executive compensation in the long-term interests of shareholders. Accordingly, the Compensation Committee intends for short-term incentives, stock options and performance shares to be fully deductible under Section 162(m) of the Code.

Stock Ownership Guidelines

Agilent's stock ownership guidelines are designed to increase an executive's equity stake in Agilent and more closely align his or her interests with those of our other stockholders. The guidelines provide that the President and Chief Executive Officer should attain an investment level in Agilent's stock equal to five times annual salary, including direct ownership of at least 20,000 shares of Agilent stock. All other executive officers should attain an investment level equal to three times annual salary, including direct ownership of at least 15,000 shares for the Chief Financial Officer and at least 10,000 shares for all other executive officers. In each case, these ownership levels must be attained by the later of five years from election to their executive officer positions or the end of fiscal year 2007 for those who were executive officers prior to 2002.

Compensation for the Chief Executive Officer

William P. Sullivan has been serving as Chief Executive Officer since March 1, 2005. The Compensation Committee used the executive compensation practices described previously, to determine Mr. Sullivan's compensation for the fiscal year ended October 31, 2006. In setting both the cash and equity elements of Mr. Sullivan's compensation, the Compensation Committee made an overall assessment of Mr. Sullivan's leadership in establishing Agilent's strategy and direction, building organizational capabilities and delivering results.

The Compensation Committee surveyed the total value and mix of direct compensation elements for chief executive officers of selected high technology companies to determine Mr. Sullivan's compensation.

The Compensation Committee set Mr. Sullivan's FY06 annualized target total cash compensation at $1,942,500. His CEO annualized salary is $925,000, and was coupled with an annualized $1,017,500 target bonus opportunity under the Performance-Based Compensation Plan. His actual annualized earned bonus could range between zero and $2,035,000 if maximum performance objectives were to be achieved. His fiscal year 2006 performance objectives were based entirely on return on invested capital goals, in order to support Agilent's focus in 2006 of regaining financial strength.

Mr. Sullivan's actual salary for FY06 was $906,247 and his actual bonus amount was $1,139,953.

Mr. Sullivan's 2006 long-term incentive grants consisted of a non-qualified stock option grant to purchase a total of 213,600 shares of Agilent common stock, with the same provisions as stock options granted to other key employees. Pursuant to the LTP Program, he was also awarded 71,200 target performance shares that could be earned following the completion of fiscal year 2008 based on Agilent's actual performance.

Submitted by:

Compensation Committee

  David M. Lawrence, M.D., Chairperson
  Koh Boon Hwee
  Barry Rand
  Paul Clark

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the preceding section. During the most recent fiscal year, no Agilent executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on Agilent's Compensation Committee.

AUDIT AND FINANCE COMMITTEE REPORT

During fiscal year 2006, the Audit and Finance Committee of the Board reviewed the quality and integrity of Agilent's consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the New York Stock Exchange Listing Standards. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, Agilent has identified Heidi Kunz as the Audit and Finance Committee's "Financial Expert." Agilent operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met thirteen times, including telephone meetings, during the 2006 fiscal year.

The Audit and Finance Committee's work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the latest Audit and Finance Committee charter in the "Corporate Governance" section of the Web page at www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attention: Investor Relations.

The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, Agilent's independent registered public accounting firm, Agilent's audited consolidated financial statements and Agilent's internal control over financial reporting. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, during the 2006 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers

LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence from Agilent. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that Agilent's audited consolidated financial statements be included in Agilent's Annual Report on Form 10-K for the fiscal year ended October 31, 2006 and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

Heidi Kunz, Chairperson
Robert J. Herbold
Robert L. Joss

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Fees Paid to PricewaterhouseCoopers LLP

        The following table sets forth the aggregate fees charged to Agilent by PricewaterhouseCoopers LLP for audit services rendered in connection with the audited consolidated financial statements and reports for the 2006 fiscal year and for other services rendered during the 2006 fiscal year to Agilent and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

Fee Category:	Fiscal 2006	% of Total	Fiscal 2005	% of Total
Audit Fees	$7,176,000	56.1	$10,730,000	74.0
Audit-Related Fees	4,863,000	38.0	3,443,000	23.8
Tax Fees:
Tax compliance/preparation	742,000	5.8	308,000	2.1
Other tax services	0	0.0	0	0.0

Total Tax Fees	742,000	5.8	308,000	2.1
All Other Fees	11,000	0.1	10,000	0.1

Total Fees	$12,792,000	100.0	$14,491,000	100.0

        Audit Fees:    Fiscal 2006 fees consist of fees billed for professional services rendered for the integrated audit of Agilent's consolidated financial statements and its internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Approximate amount of fees attributable to SOX 404 is $3,100,000. Fiscal 2005 fees consist of fees billed for professional services rendered for the audit of Agilent's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports. Fiscal 2006 and 2005 fees also consist of fees billed for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

        Audit-Related Fees:    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Agilent's consolidated financial statements and are not reported under "Audit Fees". These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. For Fiscal 2006, these services included approximately $4,700,000 paid to PricewaterhouseCoopers LLP for services rendered in connection with the planned divestiture of our Semiconductor Products Group segment and spin-off of a portion of the Automated Test Group segment, and other related transactions.

        Tax Fees:    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.

        All Other Fees:    Consists of fees for all other services other than those reported above. These services include benchmarking surveys and a license for specialized accounting research software. Agilent's intent is to minimize services in this category.

        In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm for the fiscal year ending October 31, 2007, the Audit and Finance Committee has considered whether services other than audit and audit-related provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Policy on Audit and Finance Committee Preapproval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit and Finance Committee's policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit and Finance Committee has delegated its preapproval authority up to a specified maximum to the Chairperson of the Audit and Finance Committee, Heidi Kunz, who may preapprove all audit and permissible non-audit services so long as her preapproval decisions are reported to the Audit and Finance Committee at its next scheduled meeting.

STOCK PRICE PERFORMANCE GRAPH

        The graph below shows the cumulative total stockholder return, assuming the investment of $100 (and the reinvestment of any dividends thereafter) for the period beginning on October 31, 2001, and ending on October 31, 2006, on each of: Agilent's common stock; the S&P 500 Index; a peer group index based on the S&P Information Technology and Healthcare Peer Group Composite Index including the sectors of Semiconductor Equipment and Semiconductors (the "Peer Group With Semiconductor"); and a peer group index based on the S&P Information Technology and Healthcare Peer Group Composite Index excluding the two semiconductor sectors (the "Peer Group Excluding Semiconductor"). Agilent's stock price performance shown in the following graph is not indicative of future stock price performance. The data for this performance graph was compiled for us by Standard and Poor's.

        The "Peer Group With Semiconductor" is composed of companies that are members of the S&P Information Technology Index and the S&P Healthcare Index that compete in sectors related to Agilent's businesses. The individual companies that comprise the sectors are chosen and maintained by S&P. The sectors are Electronic Equipment Manufacturers, Semiconductor Equipment, Semiconductors, Communications Equipment and Healthcare Equipment. These sectors were selected by Agilent.

        We have changed our peer group this year to create the new "Peer Group Excluding Semiconductor" to better reflect our Agilent business after the divestiture and spin off our semiconductor business units. The new Peer Group Excluding Semiconductor is composed of companies that are members of the S&P Information Technology Index and the S&P Healthcare Index that compete in sectors related to Agilent's current businesses. The sectors that we have chosen for our new peer group are Communications Equipment, Electronic Equipment Manufacturers and Health Care Equipment. The individual companies that comprise those three sectors are chosen and maintained by S&P, and are the same in both our old and new peer groups.

Comparison of 5 Years (10/31/2001 to 10/31/2006) Cumulative Total Return
Among Agilent Technologies, the S&P 500 Index, and the Peer Group Indexes
with and excluding Semiconductor

Peer Group With Semiconductor

Electronic Equipment Manufacturers	Communications Equipment	Health Care Equipment
Symbol Technologies	ADC Telecommunications Inc	Bard (C.R.) Inc
Tektronix Inc	Avaya Inc	Baxter International Inc
	Ciena Corp	Becton Dickinson & Co
	Cisco Systems Inc	Biomet Inc
	Comverse Technology Inc	Boston Scientific Corp
	Corning Inc	Hospira Inc
	JDS Uniphase Corp	Medtronic Inc
	Juniper Networks Inc	St Jude Medical Inc
	Lucent Technologies Inc	Stryker Corp
	Motorola Inc	Zimmer Holdings Inc
Qualcomm Inc
Tellabs Inc
Semiconductor Equipment	Semiconductors
Applied Materials Inc	Advanced Micro Devices
KLA-Tencor Corp	Altera Corp
Novellus Systems Inc	Analog Devices
Teradyne Inc	Broadcom Corp—CIA
Freescale Semiconductor Inc
Intel Corp
Linear Technology Corp
LSI Logic Corp
Maxim Integrated Products
Micron Technology Inc
National Semiconductor Corp
Nvidia Corp PMC-Sierra Inc Texas Instruments Inc Xilinx Inc

Peer Group Excluding Semiconductor (see company names above)

Electronic Equipment Manufacturers	Communications Equipment	Health Care Equipment

ADDITIONAL QUESTIONS AND INFORMATION REGARDING
THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:
What happens if additional proposals are presented at the annual meeting?

A:
Other than the two proposals described in this proxy statement, Agilent does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, William P. Sullivan, Agilent's President and Chief Executive Officer, and D. Craig Nordlund, Agilent's Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of Agilent's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:
What class of shares is entitled to be voted?

A:
Each share of Agilent's common stock outstanding as of the close of business on January 2, 2007, the Record Date, is entitled to one vote at the annual meeting. On the Record Date, Agilent had approximately 406,351,640 shares of common stock issued and outstanding.

Q:
What is the quorum requirement for the annual meeting?

A:
The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:
Who will count the vote?

A:
A representative of Computershare Investor Services will tabulate the votes and act as the inspector of election.

Q:
Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Agilent or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Agilent's management.

Q:
Who will bear the cost of soliciting votes for the annual meeting?

A:
Agilent will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Agilent has retained the services of Georgeson Shareholder Communications Inc. ("Georgeson") to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Agilent estimates that it will pay Georgeson a fee of $15,000 for its services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Agilent's directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, Agilent may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:
May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

A:
You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

  Stockholder Proposals:    In order for a stockholder proposal to be considered for inclusion in Agilent's proxy statement for next year's annual meeting, the written proposal must be received by Agilent no later than September 14, 2007 and should contain such information as is required under Agilent's Bylaws. Such proposals will need to comply with the SEC's regulations regarding the inclusion of stockholder proposals in Agilent-sponsored proxy materials. In order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by Agilent no later than September 14, 2007 and should contain such information as required under Agilent's Bylaws. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board may recommend.

  Nomination of Director Candidates:    Agilent's Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify Agilent not less than 120 days before the first anniversary of the date that the proxy statement for the preceding year's annual meeting was first sent to stockholders. Agilent's 2007 Proxy Statement was first sent to stockholders on January 12, 2007. Thus, in order for any such nomination notice to be timely for next year's annual meeting, it must be received by Agilent not later than September 14, 2007. In addition, the notice must meet all other requirements contained in Agilent's Bylaws and include any other information required pursuant to Regulation 14A under the Exchange Act.

  Copy of Bylaw Provisions:    You may contact the Agilent Corporate Secretary at Agilent's corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of Agilent's Bylaws can be accessed on the Agilent Investor Relations Web site at http://www.investor.agilent.com. Click "Corporate Governance" and then "Corporate Governance" on the left hand side of the screen.

Q:
How do I obtain a separate set of voting materials if I share an address with other stockholders?

A:
To reduce expenses, in some cases, we are delivering one set of voting materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. A separate proxy card is included in the voting materials for each of these stockholders. If you have only received one set, you may request separate copies of the voting materials at no additional cost to you by calling us at (408) 553-2424 or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attn: Shareholder Records. You may also contact us by calling or writing if you would like to receive separate voting materials for future annual meetings.

Q:
If I share an address with other stockholders of Agilent, how can we get only one set of voting materials for future meetings?

A:
You may request that we send you and the other stockholders who share an address with you only one set of voting materials by calling us at (408) 553-2424 or by writing to us at: Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attn: Shareholder Records.

You may receive a copy of Agilent's Annual Report on Form 10-K for the fiscal year ended October 31, 2006 without charge by sending a written request to Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attn: Investor Relations.

By Order of the Board,

D. CRAIG NORDLUND
 Senior Vice President, General Counsel
and Secretary
Dated: January 12, 2007

APPENDIX A

AUDIT AND FINANCE COMMITTEE CHARTER

I.
MEMBERSHIP

A.
The Audit and Finance Committee (the "Committee") of the Board of Directors (the "Board") shall consist of at least three directors whose qualifications include financial literacy and independence as determined under the Sarbanes-Oxley Act (the "Act") and applicable rules of the New York Stock Exchange ("NYSE") and the Securities and Exchange Commission ("SEC"). At least one member of the Committee must be an "audit committee financial expert" and have "accounting or related financial management expertise" under the requirements of the Act and the applicable rules of the NYSE and SEC. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors determines that such simultaneous service will not impair the ability of such member to effectively serve on the committee.

B.
No member of the Committee shall receive compensation other than director's fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive.

II.
PURPOSE

A.
The Committee serves as the representative of the Board for the general oversight of Company affairs relating to:

1.
The quality and integrity of the Company's financial statements,

2.
The Company's compliance with legal and regulatory requirements,

3.
The independent auditor's qualifications and independence, and

4.
The performance of the Company's internal audit function and independent auditors.

B.
Through its activities, the Committee facilitates open communication among directors, independent auditors, the internal auditor and management by meeting in private session regularly with these parties.

C.
The Committee also provides oversight regarding significant financial matters, including borrowings, currency exposures, dividends, share issuance and repurchases, and the financial aspects of the Company's benefit plans.

III.
MEETINGS AND PROCEDURES

A.
The Committee shall convene at least four times each year.

B
It shall endeavor to determine that auditing procedures and controls are adequate to safeguard Company assets and to assess compliance with Company policies and legal requirements.

C.
The Committee shall be given full access to the Company's internal auditors, Board Chairman, Company executives and independent auditors. When any audit has been prepared by a registered public accounting firm for the Company, the Committee shall timely receive a report from such firm on (1) all critical accounting policies and practices; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and (3) other material written communications between the registered public accounting firm and company management, such as any management letter or schedule of unadjusted differences

IV.
RESPONSIBILITIES

A.
The Committee shall:

1.
Have the sole authority to appoint, retain, compensate, oversee, evaluate and, where appropriate, replace the independent auditor.

2.
Annually review and approve the proposed scope of each fiscal year's internal and outside audit at the beginning of each new fiscal year.

3.
Inform each registered public accounting firm performing audit, review or attest work for the Company that such firm shall report directly to the Committee.

4.
Directly oversee the work of any registered public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit opinion or related work.

5.
Review and approve in advance any audit and non-audit services and fees to be provided by the Company's independent auditor, other than "prohibited non-auditing services" as specified in the Act and the applicable rules of the SEC. The Committee has the sole authority to make these approvals, although such approval may be delegated to any committee member so long as the approval is presented to the full Committee at a later time.

6.
At, or shortly after the end of each fiscal year, review with the independent auditor, the internal auditor and Company management, the audited financial statements and related opinion and costs of the audit of that year.

7.
Annually obtain and review a report by the independent auditor describing: the audit firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and, to assess the auditor's independence, all relationships between the independent auditor and the Company.

8.
Review funding and investment policies, implementation of funding policies and investment performance of the Company's benefit plans.

9.
Provide any recommendations, certifications and reports that may be required by the NYSE or the SEC including the report of the Committee that must be included in the Company's annual proxy statement.

10.
Meet to review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Separately or in conjunction with these reviews, monitor the adequacy and effectiveness of the system of internal controls over financial reporting and any significant changes in internal controls over financial reporting.

  11.
  Discuss with management the type of presentation and type of information to be included in the Company's earnings press releases and the financial information and earnings guidance provided to analysts and rating agencies.

  12.
  Establish and oversee procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  13.
  Have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to any advisers employed by the Committee and to the independent auditor employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

  14.
  Ensure the rotation of the audit partners of the Company's independent auditor as defined in and as required by the Act and the rules of the SEC.

  15.
  Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company and that the firm meets all legal and professional requirements for independence.

  16.
  Discuss with management and the independent auditor the Company's policies with respect to risk assessment and risk management.

  17.
  Meet separately, periodically, with management, with internal auditors and with the independent auditor.

  18.
  In consultation with the independent auditor, management and the internal auditors, review the integrity of the Company's financial reporting process.

  19.
  Review periodically major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

  20.
  Review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management and (b) management's responses to such matters.

  21.
  Review and discuss with the independent auditor the responsibility, budget and staffing of the Company's internal audit function.

  22.
  Set clear hiring policies for employees or former employees of the independent auditor in accordance with the standards set forth in the Act and the rules of the SEC.

  23.
  Report regularly to the Board of Directors. Such report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

  24.
  Perform a review and evaluation, at least annually, of the performance of the Committee. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

  DIRECTIONS TO THE SOUTH SAN FRANCISCO
  CONFERENCE CENTER

  From the South (San Jose)

  Take Highway 101 north to the South Airport Boulevard exit (which is two miles north of the San Francisco International Airport). At the first stop light; drive straight across the intersection and directly into the Holiday Inn parking lot. The South San Francisco Conference Center is on the left.

  From the North (San Francisco)

  Take Highway 101 South to the South Airport Boulevard exit in South San Francisco. Stay to the right and turn east under the freeway overpass. Make a right at the Hungry Hunter Restaurant onto South Airport Boulevard. The South San Francisco Conference Center is located on the left between the Good Nite Inn and the Holiday Inn.

  Parking

  The South San Francisco Conference Center has an agreement to share parking with both neighboring hotels—the Holiday Inn to the south and the Good Nite Inn to the north. Additional parking is available diagonally across the street in the lot located between the Travelodge and the Best Western Grosvenor Hotel.

©	Agilent Technologies, Inc. 2007
Printed in U.S.A. January, 2007
Printed on recycled paper with 30% post-consumer waste

Annual Meeting of Stockholders The South San Francisco Conference Center 255 South Airport Boulevard South San Francisco, California February 27, 2007 at 10 a.m. ADMIT ONE	Annual Meeting of Stockholders The South San Francisco Conference Center 255 South Airport Boulevard South San Francisco, California February 27, 2007 at 10 a.m. ADMIT ONE

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DESIGNATION (IF ANY)		000000000.000 ext
ADD 1	Least Address Line	000000000.000 ext
ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000 ext
C 1234567890 JNT
☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1.
The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold
01 — Paul N. Clark	☐	☐
02 — James G. Cullen	☐	☐
03 — Robert L. Joss	☐	☐

B        Issues

        The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	The ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Agilent's independent registered public accounting firm.	☐	☐	☐
If you plan on attending the Annual Meeting, please check the box to the right.		☐
If you have Comments, please check the box to the right, and note on the reverse side.		☐

        THIS PROXY, WHEN PROPERLY EXECUTED, WILLBE VOTED IN THE MANNER DIRECTED HEREIN BYTHE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILLBE VOTED FOR ITEMS 1 AND 2.

        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

C        Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

        Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Date (mm/dd/yyyy)	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

/ /

Proxy—AGILENT TECHNOLOGIES, INC.

Annual Meeting of Stockholders—February 27, 2007

This Proxy is solicited on Behalf of the Board of Directors.

The undersigned hereby appoints William P. Sullivan and D. Craig Nordlund, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Agilent Technologies, Inc. held of record by the undersigned on January 2, 2007, at the Annual Meeting of Stockholders to be held on Tuesday, February 27, 2007, or any postponement or adjournment thereof.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILLBE VOTED FOR ITEMS 1 AND 2.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

(Continued and to be voted on reverse side.)

AGILENT TECHNOLOGIES, INC. encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the 2007 proxy statement and then follow these easy steps:

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 A.M., Central Time, on February 27, 2007.

THANK YOU FOR VOTING

QuickLinks

2007 ANNUAL MEETING OF STOCKHOLDERS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TABLE OF CONTENTS
Notice of Annual Meeting of Stockholders
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
BOARD STRUCTURE AND COMPENSATION
DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES
PROPOSALS TO BE VOTED ON PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
EXECUTIVE COMPENSATION
ESTIMATED ANNUAL U.S. RETIREMENT BENEFITS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT AND FINANCE COMMITTEE REPORT
STOCK PRICE PERFORMANCE GRAPH
ADDITIONAL QUESTIONS AND INFORMATION REGARDING THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS
APPENDIX A AUDIT AND FINANCE COMMITTEE CHARTER